For Immediate Release

Contact:
Mark D. Gainer
Union National Financial Corporation
Chairman, President and CEO
(717) 519-8630

UNION NATIONAL FINANCIAL CORPORATION SHAREHOLDERS APPROVE PENDING MERGER WITH DONEGAL FINANCIAL SERVICES CORPORATION

Lancaster, Pennsylvania; September 16, 2010.  Mark D. Gainer, Chairman, President and Chief Executive Officer of Union National Financial Corporation (the “Company”) (OTC Bulletin Board: “UNNF.OB”) announced today that the Company’s shareholders, at a special meeting of shareholders held on September 16, 2010, voted to approve the Company’s pending merger with Donegal Financial Services Corporation, an affiliate of Donegal Group Inc. (NASDAQ Global Select: “DGICA”) (NASDAQ Global Select: “DGICB”).  Holders of more than 85% of the Company’s outstanding shares voted to approve the merger.

UNNF is a bank holding company whose principal subsidiary is Union National Community Bank.  UNNF had approximately $501.9 million in assets and stockholders’ equity of approximately $30.5 million as of June 30, 2010.  Union National Community Bank is a full service national bank that provides a wide range of services to individuals and small to medium-sized businesses in South Central Pennsylvania.